Exhibit 99.3

1UPX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03T5QC + + A Proposals — The Board of Directors recommend a vote FOR Proposals 1 – 2. 1. To consider and vote on a proposal (the “Ready Capital Common Stock Issuance Proposal”) to approve the issuance of shares of common stock, par value $0.0001 per share, of Ready Capital Corporation pursuant to the Agreement and Plan of Merger (as the same may be amended from time to time), dated as of February 26, 2023, by and among Ready Capital Corporation, RCC Merger Sub, LLC and Broadmark Realty Capital Inc., a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this proxy card. 2. To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Ready Capital Common Stock Issuance Proposal. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. The undersigned acknowledges receiving, prior to execution of this proxy, a Notice of Special Meeting and a Joint Proxy Statement and Prospectus, both dated April 18, 2023, and each of which is incorporated herein by reference. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2023 Special Meeting Proxy Card For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 577586 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/RC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/RC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RC Notice of 2023 Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — May 30, 2023 Thomas E. Capasse and Andrew Ahlborn, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Ready Capital Corporation to be held on Tuesday May 30, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR proposal 1-2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Ready Capital Corporation q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + The 2023 Special Meeting of Shareholders of Ready Capital Corporation will be held on Tuesday, May 30, 2023 at 9:00 am EST, virtually via the internet at www.meetnow.global/M5HHNH5. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.